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CUSIP No. 166435107
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                            EXHIBIT 1 TO SCHEDULE 13G

     Keeley Asset Management Corp., Kamco Thrift Partners Limited Partnership, John L. Keeley, Jr. and Barbara G. Keeley agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

                           Dated this 31st day of January, 2003.

KEELEY ASSET MANAGEMENT CORP.


/s/ John L. Keeley, Jr.
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John L. Keeley, Jr., President



KAMCO THRIFT PARTNERS LIMITED PARTNERSHIP
By: Keeley Asset Management Corp., General Partner


/s/ John L. Keeley, Jr.
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John L. Keeley, Jr., President


/s/ John L. Keeley, Jr.
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John L. Keeley, Jr.


/s/ Barbara G. Keeley
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Barbara G. Keeley


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